Exhibit 99.5
RIGHT OF FIRST OFFER AGREEMENT
     THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is dated and effective as of March 1, 2006 by and between ROYAL APARTMENTS USA, INC., an Illinois corporation (“Royal Apartments”), and AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, a Maryland limited partnership (the “Operating Partnership”).
Recitals
     A. Royal Apartments facilitates and coordinates the acquisition and development of properties for student housing on behalf of certain of its Affiliates (as defined below).
     B. The Operating Partnership is in the business of acquiring, owning and operating student housing facilities.
     C. The Operating Partnership and American Campus Communities, Inc. (the “Company”) have entered into a Contribution and Sale Agreement dated as of December 2, 2005 (the “Contribution Agreement”) with ROYAL WACO APARTMENTS, LLC, an Illinois limited liability company, an Affiliate of Royal Apartments, relating to the student housing property commonly referred to as “The Outpost” in Waco, Texas.
     D. The Operating Partnership desires to obtain a right of first offer on all properties owned or developed by Royal Apartments or any person or entity controlling, controlled by or under common control with Royal Apartments, or any person or entity that constitute a beneficial owner of Royal Apartments, or of an interest in Royal Apartments (each, an “Affiliate” and collectively, “Affiliates”), from time to time for student housing and Royal Apartments, on behalf of itself and its Affiliates, is willing to grant such a right of first offer to the Operating Partnership, subject to the terms and conditions set forth in this Agreement.
     NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Obligation to Offer. During the period commencing on the date hereof and ending on the later of (i) four years from the date hereof or (ii) the date that Michael Henneman ceases (A) to be a member of the Board of Directors of the Company or (B) to have observation rights with respect to such Board, each time Royal Apartments or one of its Affiliates (each, an “Offering Developer”) acquires one or more parcels of real estate for the purpose of developing student housing thereon (each, a “Project”), Royal Apartments shall cause such Offering Developer to first offer the Operating Partnership the right to acquire the Project (each, an “Offer”) by delivery of written notice thereof (the “Offer Notice”); provided, however, that in no event shall an Offering Developer be required to make an Offer to the Operating Partnership unless and until the earlier of the time that the Offering Developer directly or indirectly (1) obtains building permits for the Project or (2) enters into an agreement with a general contractor for the construction of the Project, and in any event prior to the time that the Offering Developer enters into an agreement relating to a joint venture or pre-sale of the Project. The Offer Notice shall set forth (a) the address and legal description for the Project, (b) the number of units and beds contemplated to be included in the Project, along with a general description of the facilities and amenities contemplated to be included in the Project, (c) the acquisition price which the Offering Developer would require in exchange for the contribution and/or sale of the Project to the Operating Partnership (the “Offer Consideration”), (d) the date the Offering Developer estimates construction of the Project will be substantially completed and ready for occupancy and (e) any other terms and conditions the Offering Developer will require.
     2. Acceptance of Offer.
          (a) The Operating Partnership shall have 30 days after receipt of an Offer Notice within which to accept, reject or make a counter offer (a “Counter Offer”) to the Offer therein contained. If the Operating Partnership elects to accept the Offer or to make a Counter Offer, it shall notify Royal Development in writing, which writing (the “Counter Offer Notice”) in the case of a Counter Offer, shall contain (i) the acquisition price which the Operating Partnership would require in exchange for the contribution and/or sale of the Project to the Operating Partnership (the “Counter Offer Consideration”) and (ii) any other material terms and conditions the Operating Partnership will require. If the Operating Partnership fails to respond within said 30-day period, the Operating Partnership shall be deemed to have rejected the Offer therein contained and thereafter, neither party shall have any further obligations in respect of the Project that was the subject of the Offer.
          (b) If the Operating Partnership delivers a Counter Offer Notice within said 30-day period, Royal Apartments, on behalf of the Offering Developer, shall have five business days after receipt of such Counter Offer Notice within which to accept or reject the Counter Offer contained therein. If Royal Apartments, on behalf of such Offering Developer, elects to accept the Counter Offer, it shall notify the Operating Partnership in writing. If Royal Apartments, on behalf of such Offering Developer, fails to respond within said five business day-period, Royal Apartments, on behalf of such Offering Developer, shall be deemed to have rejected such Counter Offer and thereafter, neither party shall have any further obligations in respect of the Project that was the subject of such Counter Offer.
          (c) Notwithstanding the foregoing, if the Offering Developer, or Royal Apartments, on behalf of the Offering Developer, subsequently reaches an agreement in principle to sell and /or contribute and convey the Project to a third party (i) for an acquisition price that is 95% or less than the Counter Offer Consideration set forth in the Operating Partnership’s Counter Offer Notice, if any, or (ii) for an acquisition price that is 90% or less than the Offer Consideration if the Operating Partnership rejects or is deemed to have rejected the Offer (such consideration, in either such case, the “Modified Offer Consideration”), then prior to becoming legally bound to sell and/or contribute and convey the Project to said third party for the Modified Offer Consideration, Royal Apartments, on behalf of the Offering Developer, shall offer the Operating Partnership the right to acquire the Project for the Modified Offer Consideration (the “Second Offer”) by delivery of an Offer Notice that shall include the items described in clauses (a) through (e) of Paragraph 1, except that the acquisition price shall be the Modified Offer Consideration and if any other terms in the original Offer Notice have been modified by the subsequent agreement in principle with said third party, the modified terms shall be included in the second Offer Notice. If the Operating Partnership elects to accept the Second Offer, it shall notify Royal Apartments, on behalf of the Offering Developer, in writing within seven business days after receipt of the second Offer Notice. If the Operating Partnership fails to respond within said seven business-day period, it shall be deemed to have rejected the Second Offer and thereafter, neither party shall have any further obligations in respect of the Project that was the subject of the Second Offer.
     3. Contribution and Sale Agreement. If the Operating Partnership accepts an Offer or a Second Offer as provided in Paragraphs 2(a) or (c) above, or Royal Apartments, on behalf of an Offering Developer, accepts a Counter Offer as provided in Paragraph 2(b) above, the Operating Partnership shall, and Royal Apartments shall cause the Offering Developer to, execute and deliver a Contribution and Sale Agreement for the Project substantially in the form of the Contribution Agreement, modified to incorporate the terms set forth in the applicable Offer Notice or Counter Offer Notice, as the case may be. Thereafter, said Contribution and Sale Agreement shall govern and be controlling with the respect to the contribution and sale of the Project that is the subject matter thereof.
     4. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, facsimile or overnight courier service, or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

If to a Developer	c/o Royal Apartments USA, Inc.
1605 S. State St, Suite 112
Champaign, Illinois 61820
Attention: Mr. Michael Henneman
Facsimile: (217) 356-9205

If to the Operating Partnership	c/o American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
Attention: Mr. James C. Hopke, Jr.
Facsimile: (512) 732-2450
     If delivered by hand, facsimile or overnight courier service, the date on which a notice, request, instruction or document is delivered shall be deemed the date of delivery and, if delivered by mail, the fifth business day after which such notice, request, instruction or document is deposited in the mails shall be deemed the date of delivery. Any party hereto may change its address specified above for notices by designating a new address by notice given in accordance with this Paragraph 4.
     5. Miscellaneous.
          (a) The Paragraph headings, exhibit captions and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. All references herein to Paragraphs shall mean the Paragraphs of this Agreement.
          (b) This Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications,

whether oral or written, between Royal Apartments and the Operating Partnership, or their representatives, regarding the transactions contemplated hereby and the subject matter hereof.
          (c) This Agreement, the rights and remedies of the parties hereunder, and all claims, disputes and controversies related hereto, shall be governed by and construed in accordance with the laws of the State of Maryland without reference to the principles of conflict of laws.
          (d) In the event that any provision of this Agreement shall be held to be unenforceable or invalid, the remaining provisions of this Agreement shall nonetheless continue to be valid and enforceable as though the unenforceable or invalid provisions were not a part hereof.
          (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties hereto may execute and exchange facsimile counterparts of the signature pages to this Agreement.
          (f) This Agreement may be amended or modified only by a written instrument executed by Royal Apartments and the Operating Partnership.
          (g) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.
          (h) This Agreement is for the sole benefit of the parties hereto and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any provision hereof.
          (i) Neither party hereto may assign its interest in this Agreement without the express written consent of the other party. Any purported assignment of a party’s interest herein, whether voluntarily or by operation of any applicable laws or otherwise, shall be ineffective as to the other party. No consent to an assignment of this Agreement shall release the assignee of the obligation to obtain consent to a subsequent assignment if such consent is otherwise required under the terms of this Paragraph 5(i).
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

ROYAL APARTMENTS USA, INC.

By:

Name:

Title:

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

By:

Name:

Title:

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